EXHIBIT 11.1

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)
                                   (unaudited)


                                          Three Months Ended       Nine Months Ended
                                             September 30,           September 30,
                                        ----------------------  ----------------------
                                           1999        1998        1999        1998
                                        ----------  ----------  ----------  ----------
Net Income..........................    $   9,946   $   8,527   $  31,211   $  26,556
                                        ==========  ==========  ==========  ==========

Basic earnings per share:
   Income before cumulative effect of
   accounting change................    $    0.20   $    0.17   $    0.64   $    0.54

   Cumulative effect of accounting
   change, net of tax...............           --          --       (0.01)         --
                                        ==========  ==========  ==========  ==========
   Basic earnings per share.........    $    0.20   $    0.17   $    0.63   $    0.54
                                        ==========  ==========  ==========  ==========

Diluted earnings per share:
   Income before cumulative effect of
   accounting change................    $    0.19   $    0.17   $    0.61   $    0.52

   Cumulative effect of accounting
   change, net of tax...............           --          --       (0.01)         --
                                        ==========  ==========  ==========  ==========
   Diluted earnings per share.......    $    0.19   $    0.17   $    0.60   $    0.52
                                        ==========  ==========  ==========  ==========

Weighted average shares outstanding:
   Basic............................       49,855      49,275      49,690      49,200
   Diluted..........................       52,570      50,925      51,950      51,150

Calculation of weighted average shares:
   Weighted average common stock
   outstanding-basic................       49,855      49,275      49,690      49,200
   Weighted average common stock
   options, utilizing the treasury
   stock method.....................        2,715       1,650       2,260       1,950
                                        ----------  ----------  ----------  ----------

Weighted average shares
outstanding-diluted.................       52,570      50,925      51,950      51,150
                                        ==========  ==========  ==========  ==========
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